UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2009

OceanFirst Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

975 Hooper Avenue, Toms River, NJ	08754
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 240-4500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2009, the Compensation Committee of the Board of Directors of OceanFirst Financial Corp. (the “Company”) approved a revised form of restricted stock award agreements under the 2006 Stock Incentive Plan. The revised form will be used to evidence awards to the Company’s five most-highly compensated employees in order to comply with the terms of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, and the interim final rule promulgated pursuant to such statutes set forth at 31 C.F.R. Part 30 and any additional rules, regulations or guidelines hereafter issued under the U.S. Department of the Treasury’s Capital Purchase Program. The revised form includes additional vesting and transfer restrictions. It also provides that cash dividends are not to be paid out to the award recipient during the restriction period. The revised form of award agreement is included as exhibit 10.25 to this filing and is incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits.

Exhibit No. 10.25 Form of Restricted Stock Agreement (CPP)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OceanFirst Financial Corp.

July 27, 2009	By:	/s/ John R. Garbarino
	Name:	John R. Garbarino
	Title:	Chairman, President and CEO

Exhibit Index

Exhibit No.	Description
10.25	Form of Restricted Stock Agreement (CPP)